FOR IMMEDIATE RELEASE
October 20, 2016

WashingtonFirst Bankshares, Inc. Reports Net Income Growth of 58% Over 2015 Q3 Results; Continues Record Earnings for 2016

RESTON, VA - WashingtonFirst Bankshares, Inc. (NASDAQ: WFBI) (the "Company"), announced today consolidated net income of $4.9 million and $13.3 million (or $0.39 and $1.06 per diluted common share) for the three and nine months ended September 30, 2016, respectively. Net income during the third quarter of 2016 increased 57.7% over the $3.1 million in net income (or $0.31 per diluted common share) earned during the three months ended September 30, 2015, and increased 12.3% over the prior quarter ended June 30, 2016. Year to date earnings for the nine months ended September 30, 2016, increased 53.5% over the $8.6 million (or $0.87 per diluted common share) earned during the nine months ended September 30, 2015. Additionally, the Company paid its 12th consecutive quarterly dividend of $0.06 on October 3, 2016.

Shaza Andersen, the Company's President and CEO, said, “I am excited to report our ROA was 1.09% for the third quarter 2016, compared to 0.83% for the same period last year.  ROA is a strategic focus for us in 2016 and we are executing on our plan consistently each quarter. Earnings per share is strong both quarter-to-date and year-to-date and is enhanced by the mortgage and wealth management operations acquired last year from 1st Portfolio.  Both businesses are exceeding our initial expectations.  Asset quality remains a key priority for us - we reduced our NPAs from 0.87% as of December 31, 2015, to 0.58% as of September 30, 2016.  During the final quarter of 2016, and as always, we will remain focused on premier customer service and strong financial performance, core principles that will continue to produce long-term value for our shareholders.”

The net interest margin was 3.53% and 3.47% for the three and nine months ended September 30, 2016, respectively, as compared to 3.76% and 3.74% for the same periods in 2015. This decrease is primarily attributable to the addition of $25.0 million in subordinated debt added in the fourth quarter of 2015 and competitive pressure for incremental loans and deposits. Additionally, the cost of interest bearing liabilities for the nine months ended September 30, 2016, increased 15 basis points to 1.02% compared to the same period last year, and is primarily attributable to changes in the mix of deposits. On a linked quarter basis, the net interest margin increased 16 basis points during the three months ended September 30, 2016, to 3.53% due to loan growth and the deleveraging strategy implemented at the end of the second quarter of this year. The Company remains focused on its pricing discipline on both sides of the balance sheet and on all factors contributing to net income.

Interest and fees on loans increased $2.2 million to $17.7 million for the three months ended September 30, 2016, compared to the same quarter last year. Similarly, interest and fees on loans increased $7.7 million to $50.9 million for the nine months ended September 30, 2016, compared to the same period last year. Total interest and dividend income increased by 15.0% and 18.8%, respectively, during the three and nine months ended September 30, 2016, compared to the same periods last year.

Non-interest income grew during both the three and nine months ended September 30, 2016, by $5.7 million and $17.9 million, respectively, compared to the same periods ended September 30, 2015, as a result of the successful integration of the 1st Portfolio companies acquired in July 2015. The mortgage subsidiary acquired in the 1st Portfolio acquisition contributed $6.3 million and $14.4 million to non-interest income via gain on sale of loans, respectively, during the three and nine months ended September 30, 2016, compared to $2.0 million and $2.2 million generated by the Bank's legacy mortgage operation for the same periods ending September 30, 2015. Additional fee income of $1.2 million and $3.8 million was generated by the mortgage subsidiary for the three months and nine months ended September 30, 2016, respectively. Wealth management activities began as a result of the 1st Portfolio acquisition. During the three and nine months ended September 30, 2016, $0.5 million and $1.3 million, respectively, of non-interest income was derived from the wealth division compared to $0.3 million for both the three and nine months ended September 30, 2015.

Non-interest expense grew during both the three and nine months ended September 30, 2016, by $4.4 million and $16.0 million, respectively, compared to the same periods ended September 30, 2015, primarily as a result of the new mortgage and wealth companies that resulted from the 1st Portfolio acquisition, as well as further expansion of the Bank's retail network. Total compensation and employee benefit costs have risen for the three and nine months ended September 30, 2016, compared to the same periods ended September 30, 2015, respectively, by $3.2 million and $11.7 million as a result of both organic growth and the 1st Portfolio acquisition. In addition, the Company incurred one-time debt termination expenses of $1.2 million during the nine months ended September 30, 2016. This was substantially offset by gains on the sale of available-for-sale securities as part of a deleveraging strategy.

Return on average assets increased to 1.09% and 1.01% for the three and nine months ended September 30, 2016, as compared to 0.83% and 0.81% for the three and nine months ended September 30, 2015.

	For the three months ended		For the nine months ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	($ in thousands, except per share data)
Performance Ratios:
Return on average assets	1.09%	0.83%	1.01%	0.81%
Return on average shareholders' equity	10.21%	8.41%	9.43%	8.31%
Yield on average interest-earning assets	4.23%	4.37%	4.19%	4.35%
Rate on average interest-earning liabilities	1.01%	0.87%	1.02%	0.87%
Net interest spread	3.22%	3.50%	3.17%	3.48%
Net interest margin	3.53%	3.76%	3.47%	3.74%
Efficiency ratio (1)	63.41%	65.68%	64.27%	63.31%
Net charge-offs to average loans held for investment (2)	0.18%	(0.01)%	0.19%	0.02%

Mortgage origination volume	$386,247	$87,448	$725,810	$97,876

Assets under management	$280,843	$218,070	$280,843	$218,070

Per Share Data:
Basic earnings per common share	$0.40	$0.31	$1.08	$0.88
Fully diluted earnings per common share	$0.39	$0.31	$1.06	$0.87
Weighted average basic shares outstanding	12,253,488	10,218,290	12,234,887	9,797,340
Weighted average diluted shares outstanding	12,485,445	10,406,760	12,456,408	9,970,041
(1) The efficiency ratio is calculated as total non-interest expense (less debt extinguishment costs) divided by the sum of net interest income and total non-interest income (less gain on sale of AFS securities). This non-GAAP financial measure is presented to facilitate an understanding of the Company's performance.

(2) Annualized

As of September 30, 2016, the Company reported total assets of $1.9 billion, compared to $1.7 billion as of December 31, 2015, and $1.6 billion as of September 30, 2015. During the first nine months of 2016, total loans held for investment increased $123.3 million or 9.4% to $1.4 billion as of September 30, 2016. This increase is attributable to organic loan growth from our existing lending team. During the first nine months of 2016, total deposits increased $199.0 million or 14.9% to $1.5 billion. The increase in deposits is due to core deposit growth in our branch network and commercial customers.

Composition of Loans Held for Investment
	September 30, 2016	December 31, 2015	September 30, 2015
	($ in thousands)
Construction and development	$272,171	$249,433	$200,100
Commercial real estate	709,020	657,110	768,985
Residential real estate	279,442	241,395	137,626
Real estate loans	1,260,633	1,147,938	1,106,711
Commercial and industrial	166,145	153,860	141,121
Consumer	4,593	6,285	8,471
Total loans	1,431,371	1,308,083	1,256,303
Less: allowance for loan losses	12,960	12,289	11,573
Net loans	$1,418,411	$1,295,794	$1,244,730

Composition of Deposits
	September 30, 2016	December 31, 2015	September 30, 2015
	($ in thousands)
Demand deposit accounts	$410,833	$304,425	$356,270
NOW accounts	136,319	115,459	127,167
Money market accounts	290,750	309,940	255,177
Savings accounts	216,552	163,289	154,226
Time deposits up to $250,000	335,780	324,454	303,241
Time deposits over $250,000	142,021	115,675	113,904
Total deposits	$1,532,255	$1,333,242	$1,309,985

During the first nine months of 2016, total shareholders’ equity increased $13.4 million from $178.6 million to $192.0 million an increase driven primarily by earnings offset by dividends of $2.2 million. Tangible book value per common share increased to $14.59 as of September 30, 2016, compared to $13.55 as of December 31, 2015, and $12.57 as of September 30, 2015. The capital ratios as of September 30, 2016, are listed below. The Company remains "well-capitalized" under the regulatory framework for prompt corrective action.

	September 30, 2016	December 31, 2015	September 30, 2015
Capital Ratios:
Total risk-based capital ratio	14.65%	14.86%	11.77%
Tier 1 risk-based capital ratio	12.15%	12.22%	10.73%
Common equity tier 1 risk-based capital ratio	11.63%	11.66%	9.50%
Tier 1 leverage ratio	10.33%	10.67%	9.60%
Tangible common equity to tangible assets (1)	9.40%	9.95%	8.36%

Per Share Capital Data:
Book value per common share	$15.66	$14.64	$13.85
Tangible book value per common share	$14.59	$13.55	$12.57
Common shares outstanding	12,257,131	12,195,823	10,518,601
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of tangible common equity to tangible assets.

Non-performing assets continue to decline. During the three months ended September 30, 2016, the Bank charged off $0.7 million in non-performing loans. Our team remains diligent and focused on minimizing criticized assets. The ratio of non-performing assets to total assets has decreased from 0.87% as of December 31, 2015, to 0.58% as of September 30, 2016.

Non-Performing Assets
	September 30, 2016	December 31, 2015	September 30, 2015
	($ in thousands)
Non-accrual loans	$5,887	$10,201	$8,379
90+ days still accruing	—	28	73
Trouble debt restructurings still accruing	3,184	4,269	3,959
Other real estate owned	1,969	—	109
Total non-performing assets	$11,040	$14,498	$12,520

	September 30, 2016	December 31, 2015	September 30, 2015
Allowance and Asset Quality Ratios:
Allowance for loan losses to loans held for investment	0.91%	0.94%	0.92%
Adjusted allowance for loan losses to loans held for investment (1)	1.17%	1.30%	1.31%
Allowance for loan losses to non-accrual loans	220.15%	120.47%	138.12%
Allowance for loan losses to non-performing assets	117.39%	84.76%	92.44%
Non-performing assets to total assets	0.58%	0.87%	0.78%
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio.

In connection with various past acquisition activities, the Company recorded acquired loans at fair market value which consisted of pricing and credit marks. In acquisition accounting, there is no carryover of previously established allowance for loan losses, as acquired loans are recorded at fair value. The credit marks are negative purchase marks which are comparable to an allowance for loan losses. Therefore, the adjusted allowance for loan losses to adjusted total loans held for investment, which considers these marks similar to allowance for loan losses, was 1.17% as of September 30, 2016, compared to 1.30% and 1.31% as of December 31, 2015, and September 30, 2015, respectively. A reconciliation of the allowance for loan losses and related ratios to the adjusted allowance for loan losses and related ratios as of September 30, 2016, December 31, 2015, and September 30, 2015, is below. Credit purchase accounting marks are used to offset losses on loans similar to the allowance for loan loss reserves, and therefore presentation of the adjusted allowance for loan losses provides useful information regarding the allowance calculation.

Reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio (1)
	September 30, 2016	December 31, 2015	September 30, 2015
	($ in thousands)
GAAP allowance for loan losses	$12,960	$12,289	$11,573
GAAP loans held for investment, at amortized cost	1,431,371	1,308,083	1,256,303

GAAP allowance for loan losses to total loans held for investment	0.91%	0.94%	0.92%

GAAP allowance for loan losses	$12,960	$12,289	$11,573
Plus: Credit purchase accounting marks	3,784	4,721	4,965
Adjusted allowance for loan losses	$16,744	$17,010	$16,538

GAAP loans held for investment, at amortized cost	$1,431,371	$1,308,083	$1,256,303
Plus: Credit purchase accounting marks	3,784	4,721	4,965
Adjusted loans held for investment, at amortized cost	$1,435,155	$1,312,804	$1,261,268

Adjusted allowance for loan losses to total loans held for investment	1.17%	1.30%	1.31%
(1) This is a non-GAAP financial measure. Credit purchase accounting marks are GAAP marks under purchase accounting guidance.

Reconciliation of Tangible Common Equity to Tangible Assets Ratio (1)
	September 30, 2016	December 31, 2015	September 30, 2015
	($ in thousands)
Tangible Common Equity:
Common Stock Voting	$104	$103	$86
Common Stock Non-Voting	18	18	18
Additional paid-in capital - common	161,918	160,861	129,258
Accumulated earnings	28,800	17,740	14,931
Accumulated other comprehensive income/(loss)	1,140	(127)	1,368
Total Common Equity	$191,980	$178,595	$145,661

Less Intangibles:
Goodwill	$11,420	$11,431	$11,450
Identifiable intangibles	1,686	1,888	1,955
Total Intangibles	$13,106	$13,319	$13,405

Tangible Common Equity	$178,874	$165,276	$132,256

Tangible Assets:
Total Assets	$1,916,938	$1,674,466	$1,595,193

Less Intangibles:
Goodwill	$11,420	$11,431	$11,450
Identifiable intangibles	1,686	1,888	1,955
Total Intangibles	$13,106	$13,319	$13,405

Tangible Assets	$1,903,832	$1,661,147	$1,581,788

Tangible Common Equity to Tangible Assets	9.40%	9.95%	8.36%
(1)  Tangible common equity to tangible assets ratio is a non-GAAP financial measure that is presented to facilitate an understanding of the Company's capital structure. This table provides a reconciliation between certain GAAP amounts and this non-GAAP financial measure.

Segment Reporting (QTD)
	For the Three Months Ended September 30, 2016
	Commercial Bank	Mortgage Bank	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Revenues:
Interest income	18,781	634	—	(479)	18,936
Gain on sale of loans	—	6,327	—	—	6,327
Other revenues	602	1,208	474	55	2,339
Total income	$19,383	$8,169	$474	$(424)	$27,602

Expenses:
Interest expense	2,571	479	—	43	3,093
Salaries and employee benefits	4,845	4,747	242	218	10,052
Other expenses	7,655	1,843	150	(132)	9,516
Total expenses	$15,071	$7,069	$392	$129	$22,661

Net Income (loss)	$4,312	$1,100	$82	$(553)	$4,941

Total assets	$1,828,543	$83,644	$3,604	$1,147	$1,916,938
(1) Includes parent company and intercompany eliminations

Segment Reporting (YTD)
	For the Nine Months Ended September 30, 2016
	Commercial Bank	Mortgage Bank	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Revenues:
Interest income	54,238	1,363	—	(939)	54,662
Gain on sale of loans	—	14,356	—	—	14,356
Other revenues	2,404	3,772	1,360	45	7,581
Total income	$56,642	$19,491	$1,360	$(894)	$76,599

Expenses:
Interest expense	7,701	939	2	623	9,265
Salaries and employee benefits	14,406	11,421	728	654	27,209
Other expenses	22,504	4,356	433	(431)	26,862
Total expenses	$44,611	$16,716	$1,163	$846	$63,336

Net Income (loss)	$12,031	$2,775	$197	$(1,740)	$13,263

Total assets	$1,828,543	$83,644	$3,604	$1,147	$1,916,938
(1) Includes parent company and intercompany eliminations

The mortgage subsidiary closed on a record volume of loans during the nine months ended September 30, 2016, compared to any prior comparable nine month period in its history. During the three and nine months ended September 30, 2016, the mortgage subsidiary originated $386.2 million and $725.8 million, respectively, of total loan volume. During the nine months ended September 30, 2016, 62.6% of the mortgage loan volume was for purchase money mortgage loans, whereas only 53.0% of the mortgage volume for the nine months ended September 30, 2015, was for purchase money loans. Gain on sale of loans is highly correlated with salaries and employee benefits at the mortgage subsidiary due to commissions paid to loan officers. Assets under management grew to $280.8 million as of September 30, 2016, at the wealth management subsidiary compared to $218.1 million as of September 30, 2015.

About The Company

WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, which operates 19 full-service banking offices throughout the Washington, DC, metropolitan area. In addition, the Company provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through the Bank's subsidiary, WashingtonFirst Mortgage Corporation. The Company's common stock is traded on the NASDAQ Stock Market under the quotation symbol "WFBI" and is included in the ABA NASDAQ Community Bank Index and the Russell 2000® index.  For more information about the Company, please visit: www.wfbi.com.

Cautionary Statements About Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operations and policies and regarding general economic conditions. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the management of the Company as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the Company’s market, and their impact on the operations, assets and earnings of the Company, interest rates and interest rate policy, competitive factors, judgments about the ability of the Company to successfully integrate its operations following significant transactions including, but not limited to, mergers and acquisitions, the ability to avoid customer dislocation during the period leading up to and following such transactions, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Readers are cautioned against placing undue reliance on such forward-looking statements. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.
Additional documents are available free of charge at the SEC’s website, www.sec.gov and on the Company’s website at www.wfbi.com under the tab “Investor Relations” or by contacting the Company’s Investor Relations Department at 11921 Freedom Drive, Suite 250, Reston, VA 20190. You may also read and copy any reports, statements and other information filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. Information about the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

WashingtonFirst Bankshares, Inc.
Matthew R. Johnson, 703-840-2410
Executive Vice President & Chief Financial Officer
MJohnson@WFBI.com
www.WFBI.com

WashingtonFirst Bankshares, Inc.
Consolidated Balance Sheets
(unaudited)

	September 30, 2016	December 31, 2015	September 30, 2015
	($ in thousands)
Assets:
Cash and cash equivalents:
Cash and due from bank balances	$3,262	$3,739	$3,973
Federal funds sold	127,965	59,014	60,092
Interest bearing deposits	100	—	—
Cash and cash equivalents	131,327	62,753	64,065
Investment securities, available-for-sale, at fair value	238,022	220,113	201,150
Restricted stock, at cost	7,019	6,128	5,694
Loans held for sale, at lower of cost or fair value	62,847	36,494	28,495
Loans held for investment:
Loans held for investment, at amortized cost	1,431,371	1,308,083	1,256,303
Allowance for loan losses	(12,960)	(12,289)	(11,573)
Total loans held for investment, net of allowance	1,418,411	1,295,794	1,244,730
Premises and equipment, net	7,301	7,374	7,044
Goodwill	11,420	11,431	11,450
Identifiable intangibles	1,686	1,888	1,955
Deferred tax asset, net	7,333	8,116	6,846
Accrued interest receivable	4,406	4,502	4,283
Other real estate owned	1,969	—	109
Bank-owned life insurance	13,791	13,521	13,428
Other assets	11,406	6,352	5,944
Total Assets	$1,916,938	$1,674,466	$1,595,193
Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$410,833	$304,425	$356,270
Interest bearing deposits	1,121,422	1,028,817	953,715
Total deposits	1,532,255	1,333,242	1,309,985
Other borrowings	22,479	6,942	8,407
FHLB advances	121,343	110,087	99,952
Long-term borrowings	32,988	32,884	10,156
Accrued interest payable	1,390	912	706
Other liabilities	14,503	11,804	11,428
Total Liabilities	1,724,958	1,495,871	1,440,634
Commitments and contingent liabilities	—	—	—
Shareholders' Equity:
Preferred stock:
Series D, $5.00 par value, 0, 0, and 8,898 shares issued and outstanding, respectively, 1% dividend	—	—	44
Additional paid-in capital - preferred	—	—	8,854
Common stock:
Common Stock Voting, $0.01 par value, 50,000,000 shares authorized, 10,439,289; 10,377,981 and 8,700,759 shares issued and outstanding, respectively	104	103	86
Common Stock Non-Voting, $0.01 par value, 10,000,000 shares authorized; 1,817,842 shares issued and outstanding for all periods presented	18	18	18
Additional paid-in capital	161,918	160,861	129,258
Accumulated earnings	28,800	17,740	14,931
Accumulated other comprehensive income/(loss)	1,140	(127)	1,368
Total Shareholders' Equity	191,980	178,595	154,559
Total Liabilities and Shareholders' Equity	$1,916,938	$1,674,466	$1,595,193

WashingtonFirst Bankshares, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	($ in thousands, except per share data)
Interest and dividend income:
Interest and fees on loans	$17,703	$15,504	$50,930	$43,258
Interest and dividends on investments:
Taxable	1,102	832	3,272	2,334
Tax-exempt	25	15	66	51
Dividends on other equity securities	56	69	208	186
Interest on Federal funds sold and other short-term investments	50	42	186	195
Total interest and dividend income	18,936	16,462	54,662	46,024
Interest expense:
Interest on deposits	2,232	1,653	6,427	4,622
Interest on borrowings	861	647	2,838	1,762
Total interest expense	3,093	2,300	9,265	6,384
Net interest income	15,843	14,162	45,397	39,640
Provision for loan losses	1,035	925	2,640	2,475
Net interest income after provision for loan losses	14,808	13,237	42,757	37,165
Non-interest income:
Service charges on deposit accounts	54	106	214	337
Earnings on bank-owned life insurance	90	92	270	281
Gain on sale of other real estate owned, net	11	14	11	131
Gain on sale of loans, net	6,327	2,017	14,356	2,183
Mortgage banking activities	1,215	289	3,772	289
Wealth management income	467	268	1,338	268
Gain/(loss) on sale of available-for-sale investment securities, net	135	(12)	1,287	10
Other operating income	367	148	689	586
Total non-interest income	8,666	2,922	21,937	4,085
Non-interest expense:
Compensation and employee benefits	10,052	6,803	27,209	15,506
Premises and equipment	1,802	1,641	5,482	4,630
Data processing	1,058	879	3,183	2,615
Professional fees	377	260	1,046	923
Merger expenses	30	313	30	554
Mortgage loan processing expenses	444	109	994	109
Debt extinguishment	155	—	1,199	—
Other operating expenses	1,693	1,224	4,504	3,338
Total non-interest expense	15,611	11,229	43,647	27,675
Income before provision for income taxes	7,863	4,930	21,047	13,575
Provision for income taxes	2,922	1,774	7,784	4,862
Net income	4,941	3,156	13,263	8,713
Preferred stock dividends	—	(22)	—	(73)
Net income available to common shareholders	$4,941	$3,134	$13,263	$8,640

Earnings per common share:
Basic earnings per common share	$0.40	$0.31	$1.08	$0.88
Diluted earnings per common share	$0.39	$0.31	$1.06	$0.87

Average Balances, Interest Income and Expense and Average Yield and Rates (QTD)
	For the Three Months Ended
	September 30, 2016			September 30, 2015
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans (1)	$1,468,424	$17,703	4.72%	$1,229,792	$15,504	4.93%
Investment securities - taxable	239,119	1,102	1.80%	189,852	832	1.71%
Investment securities - tax-exempt (2)	6,006	30	1.98%	2,509	19	3.18%
Other equity securities	5,494	56	4.07%	6,414	69	4.27%
Interest-bearing balances	100	—	0.60%	—	—	—%
Federal funds sold	34,806	50	0.57%	44,891	42	0.37%
Total interest earning assets	1,753,949	18,941	4.23%	1,473,458	16,466	4.37%
Non-interest earning assets:
Cash and due from banks	2,849			4,907
Premises and equipment	7,477			6,798
Other real estate owned	2,121			183
Other assets (3)	47,373			42,965
Less: allowance for loan losses	(12,627)			(10,785)
Total non-interest earning assets	47,193			44,068
Total Assets	$1,801,142			$1,517,526

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$127,801	$93	0.29%	$111,758	$70	0.25%
Money market deposit accounts	262,080	395	0.60%	235,004	289	0.49%
Savings accounts	228,047	409	0.71%	136,834	238	0.69%
Time deposits	477,763	1,335	1.11%	418,851	1,056	1.00%
Total interest-bearing deposits	1,095,691	2,232	0.81%	902,447	1,653	0.73%
FHLB advances	85,407	318	1.46%	116,990	422	1.41%
Other borrowings and long-term borrowings	39,840	543	5.40%	20,934	225	4.24%
Total interest-bearing liabilities	1,220,938	3,093	1.01%	1,040,371	2,300	0.87%
Non-interest-bearing liabilities:
Demand deposits	375,629			316,223
Other liabilities	12,126			12,091
Total non-interest-bearing liabilities	387,755			328,314
Total Liabilities	1,608,693			1,368,685
Shareholders’ Equity	192,449			148,841
Total Liabilities and Shareholders’ Equity	$1,801,142			$1,517,526

Interest Spread (4)			3.22%			3.50%
Net Interest Margin (2)(5)		$15,848	3.53%		$14,166	3.76%

(1)	Includes loans held for sale and loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.

Average Balances, Interest Income and Expense and Average Yield and Rates (YTD)
	For the Nine Months Ended
	September 30, 2016			September 30, 2015
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans (1)	$1,414,289	$50,930	4.73%	$1,143,556	$43,258	4.99%
Investment securities - taxable	246,686	3,272	1.74%	179,730	2,334	1.71%
Investment securities - tax-exempt (2)	4,644	81	2.27%	2,688	65	3.20%
Other equity securities	6,115	208	4.55%	6,026	186	4.12%
Interest-bearing balances	81	1	1.98%	5,668	27	0.64%
Federal funds sold	44,005	185	0.56%	57,061	168	0.39%
Total interest earning assets	1,715,820	54,677	4.19%	1,394,729	46,038	4.35%
Non-interest earning assets:
Cash and due from banks	2,515			3,757
Premises and equipment	7,607			6,360
Other real estate owned	1,534			307
Other assets (3)	47,375			38,433
Less: allowance for loan losses	(12,399)			(10,005)
Total non-interest earning assets	46,632			38,852
Total Assets	$1,762,452			$1,433,581

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$122,218	$269	0.29%	$104,942	$188	0.24%
Money market deposit accounts	275,039	1,226	0.60%	217,739	794	0.49%
Savings accounts	205,095	1,090	0.71%	129,938	666	0.69%
Time deposits	467,384	3,842	1.10%	402,958	2,974	0.99%
Total interest-bearing deposits	1,069,736	6,427	0.80%	855,577	4,622	0.72%
FHLB advances	103,783	1,216	1.54%	106,717	1,171	1.45%
Other borrowings and long-term borrowings	39,284	1,622	5.49%	18,865	591	4.16%
Total interest-bearing liabilities	1,212,803	9,265	1.02%	981,159	6,384	0.87%
Non-interest-bearing liabilities:
Demand deposits	348,836			302,524
Other liabilities	12,885			9,727
Total non-interest-bearing liabilities	361,721			312,251
Total Liabilities	1,574,524			1,293,410
Shareholders’ Equity	187,928			140,171
Total Liabilities and Shareholders’ Equity	$1,762,452			$1,433,581

Interest Spread (4)			3.17%			3.48%
Net Interest Margin (2)(5)		$45,412	3.47%		$39,654	3.74%

(1)	Includes loans held for sale and loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.